EXHIBIT 11.1
                        PEOPLES TELEPHONE COMPANY, INC.
           COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (RESTATED)
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                         ----------------------
                                                                                          1995           1994
                                                                                         -------        -------
Loss from continuing operations.......................................................   $  (361)       $(1,009)
Loss from discontinued operations.....................................................     --            (1,048)
Extraordinary loss from extinguishment of debt, net...................................    (2,894)         --
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Net loss..............................................................................   $(3,255)       $(2,057)
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Number of shares:
Weighted average shares used in the per share computation.............................    15,829         15,611
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Earnings per common and common equivalent share:
Loss from continuing operations.......................................................   $  (.02)       $  (.06)
Loss from discontinued operations.....................................................     --              (.07)
Extraordinary loss from extinguishment of debt, net...................................      (.18)         --
                                                                                         -------        -------
Net loss..............................................................................   $  (.20)       $  (.13)
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